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                                                                      Exhibit 21

                          Exhibit 21 - Subsidiary List
                       List of Subsidiaries of AT&T Corp.
                                 As of 3/28/02

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                                                             Jurisdiction of Incorporation
ACC Corp.................................................              Delaware
Alascom, Inc.............................................              Alaska
AT&T Communications, Inc.................................              Delaware
AT&T Communications of California, Inc...................              California
AT&T Communications of Delaware, LLC.....................              Delaware
AT&T Communications of Hawaii, Inc.......................              Hawaii
AT&T Communications of Illinois, Inc.....................              Illinois
AT&T Communications of Indiana, Inc......................              Indiana
AT&T Communications of Maryland, LLC.....................              Delaware
AT&T Communications of Michigan, Inc.....................              Michigan
AT&T Communications of the Midwest, Inc..................              Iowa
AT&T Communications of the Mountain States, Inc..........              Colorado
AT&T Communications of Nevada, Inc.......................              Nevada
AT&T Communications of New England, Inc..................              New York
AT&T Communications of New Hampshire, Inc................              New Hampshire
AT&T Communications New Jersey Holdings, LLC.............              Delaware
AT&T Communications of New York, Inc.....................              New York
AT&T Communications of Ohio, Inc.........................              Ohio
AT&T Communications of the Pacific Northwest, Inc........              Washington
AT&T Communications of Pennsylvania, Inc.................              Pennsylvania
AT&T Communications of the South Central States, LLC.....              Delaware
AT&T Communications of the Southern States, LLC..........              Delaware
AT&T Communications of the Southwest, Inc................              Delaware
AT&T Communications of Virginia, LLC.....................              Virginia
AT&T Communications of Washington D.C., LLC..............              Delaware
AT&T Communications of West Virginia, Inc................              West Virginia
AT&T Communications Holdings of Wisconsin, LLC...........              Delaware
AT&T Communications Services International Inc...........              Delaware
AT&T Global Communications Services Inc..................              Delaware
AT&T Solutions Inc.......................................              Delaware
AT&T Global Network Services Inc.........................              Delaware
AT&T of Puerto Rico, Inc.................................              New York
Teleport Communications Group Inc........................              Delaware
AT&T Broadband LLC ......................................              Delaware
MediaOne Group, Inc. ....................................              Delaware
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